FOR IMMEDIATE RELEASE
Investor / Media Contact:
Mel Stephens
(248) 447-1624

Investor Contact:
Ed Lowenfeld
(248) 447-4380

Lear Signs Definitive Agreement to Acquire Eagle Ottawa,

The World’s Leading Supplier of Automotive Leather

Strengthens Lear’s position as the world’s leader in luxury and performance automotive seating

Attractive valuation and immediately accretive to Lear’s earnings per share

Eagle Ottawa is renowned for superior quality and craftsmanship

Complements Lear’s existing industry-leading seat cover capabilities

SOUTHFIELD, Michigan, August 27, 2014 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical distribution systems, today announced that it has signed a definitive agreement to acquire Eagle Ottawa.

Eagle Ottawa is the world’s largest supplier of automotive leather with a rich 150-year history and stable private ownership for nearly 50 years. The company has an experienced management team, modern facilities, a low-cost footprint, diversified customers and a reputation for superior quality, product innovation and craftsmanship. Eagle Ottawa will complement Lear’s leading position in luxury and performance automotive seating. The transaction is valued at $850 million on a cash and debt free basis. Lear intends to fund the transaction through a combination of cash on hand and debt. The closing of the transaction is expected to occur in the first quarter of 2015 subject to customary conditions, including regulatory approvals. Lear expects the transaction to be approximately 5% accretive to annual earnings per share upon closing.

“The acquisition of Eagle Ottawa is another important step in strengthening our core seating business, expanding our component capabilities and accelerating profitable sales growth,” said Matt Simoncini, Lear’s President and CEO. “This transaction will further enhance Lear’s position as a global leader in automotive seating and will create significant value for our shareholders. Eagle Ottawa adds global leather design and development resources as well as technical expertise to our existing surface materials capabilities. Eagle Ottawa will also enhance the level of craftsmanship and design options that we are able to provide to our customers and increase opportunities for sales growth and diversification.”

Eagle Ottawa is the largest global supplier of automotive leather, with annual sales of approximately $1 billion. Eagle Ottawa has a balanced geographic customer mix, with an industry leading position in North America and Asia and also a top supplier position in Europe. Eagle Ottawa has strong relationships with virtually all of the major global automakers, including BMW, Daimler, Fiat Chrysler, Ford, General Motors, Honda, Hyundai, Jaguar Land Rover, Mazda, Renault/Nissan and Toyota.

The acquisition of Eagle Ottawa fits Lear’s previously stated acquisition strategy and financial targets:

Strategic Fit

•	Strengthens Lear’s Seating business with increased component capabilities

•	Complements Lear’s existing seat fabric and cut-and-sew operations

•	Provides Lear with additional premium leather capabilities

•	Enhances craftsmanship and Lear’s ability to offer a high level of customization

•	Provides opportunity for incremental sales growth

•	Further diversifies Lear’s customer mix

•	Consistent with Lear’s capital allocation strategy to invest for profitable growth, maintain a strong and flexible balance sheet and return cash to shareholders

Supports Lear’s Financial Targets

•	Acquisition made at a fair market valuation and expected to be immediately accretive

•	Consistent with Lear’s stated gross leverage target of 1.5x EBITDA

•	Lear intends to continue to return cash to shareholders; at the end of the second quarter, Lear had approximately $600 million in remaining share repurchase authorization

The transaction is expected to deliver sales and operating synergies. By combining design, product development and manufacturing capabilities in leather, fabric and our cut-and-sew operations, we will be able to provide improved quality and craftsmanship, while reducing cost for our customers.

Citigroup Global Markets, Inc. and Guggenheim Securities are serving as Lear’s financial advisors, and Winston & Strawn is serving as its legal counsel.

Conference Call and Webcast

Lear will host a conference call to review the transaction on August 28, 2014 at 9:00a.m. EDT. The conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The investor presentation to be reviewed on the conference call is available on Lear’s website on the Investor Relations page http://ir.lear.com/. You may also listen to the live audio webcast of the call, in listen-only mode, on the corporate website at http://ir.lear.com. The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until September 12, 2014, with a Conference I.D. of 89728966.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the impact of regulations on the Company’s foreign operations; the operational and financial success of the Company’s joint ventures; competitive conditions impacting the Company and its key customers and suppliers; disruptions to the Company’s information technology systems, including those related to cybersecurity; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; the impact of new regulations related to conflict minerals; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described in the Company’s Annual Report on Form 10-K for the

year ended December 31, 2013, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical distribution systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 122,000 employees located in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the Internet at /www.lear.com.

About Eagle Ottawa

Eagle Ottawa produces premium automotive leather products to automakers for the automotive industry. Eagle Ottawa employs approximately 6,500 people and has 19 facilities in 12 countries. Eagle Ottawa’s headquarters are in Auburn Hills, Michigan. Further information about Eagle Ottawa is available on the Internet at www.eagleottawa.com.

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